Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333- __________) of our report, dated December 10, 1998 relating to the financial statements of Rent-Way, Inc. which appears in Rent-Way Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998.


                                           /s/ PricewaterhouseCoopers LLP


Cleveland, Ohio
September 27, 1999